Financial Results Fourth Quarter 2021 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements, including statements with respect to the pending acquisition of First Century Bancorp and its effects on the future performance of the Company and the Bank, the expected timing of completion of the transaction and other statements concerning the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “help,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, healthcare finance and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisitions, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; the failure of any of the closing conditions in the definitive merger agreement with First Century Bancorp to be satisfied on a timely basis or at all; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

2021: A Year of Significant Achievements  Generated record net income and diluted EPS, up 63% and 61%, respectively, over 2020 results  Continued to build out national SBA platform  Formed new franchise finance lending vertical in partnership with ApplePie Capital  Announced transformational acquisition of First Century Bancorp that will help position us as a premier technology-forward, growth- oriented digital financial services provider  Published our inaugural ESG report, highlighting our commitment to heightened corporate transparency, responsibility and accountability 3

Fourth Quarter 2021 Highlights 4 1 4Q21 results include a $0.5 million IT contract termination fee and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix Loans and Deposits  Total portfolio loan balances declined 1.7% from 3Q21  Solid growth in franchise finance, construction and small business lending (ex. PPP)  Non-maturity deposit balances increased 2.8% from 3Q21 while CD and brokered deposit balances decreased 7.1% Profitability and Capital  ROAA of 1.19%, ROAE of 13.14% and ROATCE of 13.30%1  Adjusted ROAA of 1.24%1, adj. ROAE of 13.67%1 and adj. ROATCE of 13.84%1  Tangible common equity / tangible assets increased 32 bps from 3Q21 to 8.93%1  Repurchased 100,000 common shares under authorized repurchase program Key Operating Trends  Cost of interest-bearing deposits declined 6 bps from 3Q21 to 0.84%  NIM of 2.30% and FTE NIM of 2.43%, both increases of 30 bps from 3Q21  SBA loan sales contributed $3.3 million of fee revenue  Asset quality remained strong with NPAs to total assets of 0.20% Earnings  Diluted EPS of $1.25; adjusted diluted EPS of $1.30, up 16% from 4Q201  Net income of $12.5 million; adjusted net income of $13.0 million, up 17% from 4Q201  Total revenue of $31.2 million, down 1% from 4Q20

Loan Portfolio Overview 5 Loan Portfolio Mix2 1 Includes commercial and industrial and owner-occupied commercial real estate balances 2 Percentages may not add up to 100% due to rounding Dollars in millions 1  Total loan portfolio balances declined 1.7% from 3Q21 and 5.6% from 4Q20  Commercial loan balances decreased $41.6 million, or 1.7%, compared to 3Q21 – Due primarily to net payoffs in single tenant lease financing, healthcare finance, owner-occupied commercial real estate, commercial and industrial and public finance loans as well as a sale of $20.1 million of single tenant lease financing loans – Partially offset by solid growth in franchise finance, construction and small business lending  Consumer loan balances decreased $5.2 million, or 1.1%, compared to 3Q21 11% 10% 10% 10% 9% 16% 16% 11% 8% 7% 3% 1% 2% 4% 4%2% 4% 11% 17% 13%22% 26% 24% 20% 21%38% 34% 34% 31% 30% 2% 2% 2% 4% 6% 9% 7% 6% 6% 6% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,887.7 2017 2018 2019 2020 2021 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

Deposit Composition 6 Total Non-Maturity Deposits - $1.9B as of 12/31/211 Dollars in millions Total Deposits - $3.2B as of 12/31/21 Dollars in millions  Total deposits decreased $45.6 million, or 1.4%, compared to 3Q21, and decreased $91.9 million, or 2.8%, year-over-year  Non-maturity deposit balances increased by $51.7 million, or 2.8%, compared to 3Q21  CD and brokered deposit balances decreased $97.3 million, or 7.1%, compared to 3Q21  Cost of interest-bearing deposits declined 6 bps from 3Q21 to 0.84% $117.5 4% $248.0 8% $60.0 2% $1,483.9 46% $1,269.5 40% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $399.4 21% $130.1 7% $674.4 35% $705.5 37% Commercial Public funds Small business Consumer 1 Total non-maturity deposits excludes brokered non-maturity deposits

Net Interest Income and Net Interest Margin  Adjusted net interest income – FTE was up 7.7% over 3Q21  Higher interest income was driven mainly by increased loan fees and growth in franchise finance, partially offset by lower average loan balances  Interest expense on deposits continued to decline as higher cost CDs matured and were either replaced at lower rates or not renewed 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits NIM – GAAP and Adjusted FTE1 3.96% 4.07% 4.10% 4.04% 4.26% 1.29% 1.12% 0.99% 0.90% 0.84% 4Q20 1Q21 2Q21 3Q21 4Q21 Yield on loans Cost of interest-bearing deposits $18.9 $20.5 $21.6 $20.9 $23.5 $20.3 $21.9 $23.0 $23.1 $24.9 4Q20 1Q21 2Q21 3Q21 4Q21 GAAP Adjusted FTE 1.78% 2.04% 2.11% 2.00% 2.30% 1.91% 2.18% 2.25% 2.21% 2.43% 4Q20 1Q21 2Q21 3Q21 4Q21 GAAP Adjusted FTE Net Interest Income – GAAP and Adjusted FTE1 Dollars in millions

Net Interest Margin Drivers 8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Adjusted NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest-Bearing Deposits 2.25% 2.25% 2.21%  Linked-quarter adjusted NIM and NIM - FTE improvement was primarily attributable to a higher yield on interest- earning assets and lower deposit costs – Loan yields increased 22 bps from 3Q21, driven by higher loan fees and higher yields on new production – Interest-earning asset yields increased 18 bps in from 3Q21  Ongoing opportunity to continue lowering deposit costs – $712.8 million of CDs with a weighted average cost of 1.02% mature in the next twelve months – replacement cost is currently in the range of 0.55% – Higher cost CD maturities partially offset by growth in lower cost non-maturity deposit accounts +21 bps -3 bps+5 bps -1 bp 1.42% 1.23% 1.07% 0.96% 0.92% 0.89% 0.88% 0.85% 0.84% 0.82% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% Sep-20 Dec-20 Mar-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 2.21% 2.43%

$12.7 $8.4 $6.4 $7.8 $7.7 $9.0 4Q20 1Q21 2Q21 3Q21 4Q21 Core Gain on sale of premises and equipment Noninterest Income 9 Dollars in millions Noninterest Income 4Q21 Dollars in millions Noninterest Income 1 Noninterest income includes a $2.5 million gain on sale of premises and equipment; see Reconciliation of Non-GAAP Financial Measures in the Appendix 1  Noninterest income of $7.7 million, compared to $7.8 million in 3Q21 and $12.7 million in 4Q20  Gain on sale of loans of $4.1 million, compared to $2.7 million in 3Q21 and $3.7 million in 4Q20 – 4Q21 includes $0.9 million of gain on sale of $20.1 million of single tenant lease financing loans – SBA gain on sale revenue increased $0.5 million from 3Q21  Mortgage banking revenue of $2.8 million, compared to $3.9 million in 3Q21 and $8.0 million in 4Q20 $0.3 $0.2 $4.1 $2.8 $0.3 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Other

Noninterest Expense

- Noninterest expense of $17.0 million, compared to $14.5 million in both 3Q21 and 4Q20
  - Increased salaries and employee benefits due mainly to higher incentive compensation, medical claims and headcount
  - Elevated consulting and professional fees due mainly to $0.2 million of acquisition-related expenses and timing of third party loan review and stress testing
  - Higher premises and equipment expense driven by $0.5 million termination fee related to an IT contract
- Noninterest expense / average assets remains well below the industry average

Noninterest Expense

Dollars in millions



Core
One time items
$14.5
$15.3
$15.1
$14.5
$17.0[1]
$16.3
4Q20
1Q21
2Q21
3Q21
4Q21

Noninterest Expense / Average Assets



Core
One time items
1.34%
1.49%
1.44%
1.34%
1.61%[1]
1.55%
4Q20
1Q21
2Q21
3Q21
4Q21

1 Noninterest expense includes a $0.5 million IT contract termination fee and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix

First Internet Bancorp

10

Asset Quality  Allowance for loan losses to total loans of 0.96% in 4Q21, or 0.97% excluding PPP loans1  Quarterly provision for loan losses was a benefit of $0.2 million, compared to a benefit of $29,000 in 3Q21 and a provision of $2.9 million in 4Q20  Nonperforming loans declined $0.5 million, or 5.7%, from 3Q21  Net recoveries to average loans were 0.01%, compared to net charge-offs to average loans of 0.01% in 3Q21  Delinquencies 30 days or more past due of 0.04%, compared to 0.06% in 3Q21 and 0.17% in 4Q20 11 0.33% 0.48% 0.31% 0.27% 0.26% 4Q20 1Q21 2Q21 3Q21 4Q21 0.04% 0.02% 0.35% 0.01% -0.01% 4Q20 1Q21 2Q21 3Q21 4Q21 0.24% 0.35% 0.25% 0.21% 0.20% 4Q20 1Q21 2Q21 3Q21 4Q21 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NPLs / Total Loans NPAs / Total Assets Net Charge-Offs (Recoveries) / Avg. Loans

Capital  Strong capital generation during the quarter – tangible common equity to tangible assets ratio increased to 8.93%1  Tangible book value per share of $38.51, increasing 15.7% since 4Q201  Repurchased 100,000 shares at an average price per share of $44.36 million during 4Q21 12 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 9.03% 10.17% Tangible common equity to tangible assets1 8.93% 10.07% Tier 1 leverage ratio 9.22% 10.37% Common equity tier 1 capital ratio 12.92% 14.55% Tier 1 capital ratio 12.92% 14.55% Total risk-based capital ratio 17.36% 15.48% $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 2014 2015 2016 2017 2018 2019 2020 2021 Tangible Book Value Per Share1 Regulatory Capital Ratios – December 31, 20212

Positioned for an Increasing Interest Rate Cycle 13  Improved deposit composition – Larger percentage of non-maturity deposits (“NMD”) compared to the beginning of the last rate tightening cycle – NMD products experienced lower betas in prior cycle – Pending First Century Bancorp acquisition will bring funding diversification with low cost deposit platforms  Greater revenue diversification – Investments in SBA and mortgage technology have led to a higher proportion of noninterest income to total revenue – Pending First Century Bancorp acquisition will further increase the proportion of noninterest income to total revenue  Increased focus on higher-yielding variable rate and short duration loan originations – Construction and retained SBA balances have been increasing relative to total loans Total Revenue Composition 8% 25% 66% 11% 49% 40% 84% 16% 74% 26% Deposit Composition 12/31/2016 12/31/2021 2017 20211 DDA MMDA & Savings CDs & Brokered Deposits Net Interest Income Noninterest Income 1 2021 total revenue and noninterest income excludes $2.5 million gain on sale of premises and equipment

25% 19% 18% 10% 7% 21% Services Accommodation and Food Services Retail Trade Real Estate and Rental and Leasing Manufacturing Other 18% 15% 13% 10% 44% IN IL FL CA Other Small Business Lending  $108.7 million in balances as of December 31, 2021  Current balance of $3.2 million outstanding under the Paycheck Protection Program – $11.8 million of PPP loans forgiven during 4Q21  SBA sales, credit and operations teams in place to support expanded loan production 14 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry $74.9 $78.9 $83.6 $88.0 $105.5 $166.0 $179.6 $196.9 $213.4 $230.5 $11.6 $3.4 $5.6 $9.8 $13.8 $252.5 $262.0 $286.1 $311.2 $349.8 4Q20 1Q21 2Q21 3Q21 4Q21 Retained Balance Servicing Portfolio Held For Sale

29% 11% 8%5%4% 4% 4% 35% TX CA GA AZ PA MI NJ Other Franchise Finance  $81.4 million in balances as of December 31, 2021  Lending activity focused on providing growth financing to franchisees in various industry segments  Origination volumes expected to be in the range of $150 million in 2022  Average loan size of $925,500 15 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 37% 27% 9% 9% 7% 3% 8% Indoor Recreation Beauty Salons Full-Service Restaurants Fitness and Recreational Sports Centers Limited-Service Restaurants Pet and Pet Supply Stores Other 33% 13% 5%4% 4% 4% 37% Urban Air Adventure Park My Salon Suite F45 Training Sola Salon Studios Scooter's Coffee Goldfish Swim School Other

29% 12% 6%5%4%2% 42% Lessors of Nonresidential Buildings Dental Offices Executive Offices Regulation and Administration of Utilities Elementary and Secondary Schools Land Subdivision Other 25% 21% 7% 5% 5% 37% IN CA NY AZ TX Other 57% 28% 15% Commercial Construction/ Development Residential Construction/ Development Investor Commercial Real Estate Construction and Investor Commercial Real Estate  $164.6 million in combined balances as of December 31, 2021  Average current loan balance of $1.1 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $15.1 million – Residential construction/development: $1.5 million 16 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of December 31, 2021 – Commercial construction/development: $148.2 million – Residential construction/development: $51.3 million

Single Tenant Lease Financing  $865.9 million in balances as of December 31, 2021  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 47%  Average loan size of $1.4 million 17 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio 25% 22% 16% 10% 9% 6% 6% 2% 1% 3% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Medical Bank Branches Other 6% 5% 5% 4% 4% 4% 4% 4% 3% 3% 58% Red Lobster Burger King Wendy's CVS Bob Evans Caliber Collision Dollar General Walgreens ICWG Taco Bell Other 12% 25% 20% 36% 7%

4% 2% 4% 4% 21% 7% 6% 2%2%1%3% 44% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 33% 15%13% 11% 6% 6% 4% 3% 2%1% 6% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Income Tax supported loans Municipally owned health care facilities Short term cash flow fin (BAN) - G.O. Other 60% 6% 5% 4% 4% 3% 3% 3% 12% IN OK IA OH MO MI GA MS Other Public Finance  $592.7 million in balances as of December 31, 2021  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 18  Local governmental units to begin receiving discretionary federal stimulus funds, which will provide relief from potential budget shortfalls caused by the COVID-19 pandemic  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

29% 11% 5%3% 5% 4% 4% 39% CA TX NY AZ FL WA NJ Other 89% 7% 4% Dentists Veterinarians Other 78% 16% 5% 1% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $387.9 million in balances as of December 31, 2021  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Average loan size of $570,000  No delinquencies in this portfolio 19 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State

27% 13% 11%10% 9% 6% 24% Services Construction Manufacturing Real Estate and Rental and Leasing Retail Trade Arts, Entertainment, and Recreation Other 51% 29% 5% 3% 1% 11% IN AZ IL FL OH Other 41% 48% 11% Owner Occupied CRE C&I - Term Loans C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $162.7 million in combined balances as of December 31, 2021  Current C&I LOC utilization of 35%  Average loan sizes  C&I: $551,000  Owner-occupied CRE: $758,000 20 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry

Residential Mortgage  $204.4 million in balances as of December 31, 2021 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $150,000 – Average credit score at origination of 754 – Average LTV at origination of 68%  Strong historical credit performance 21 Concentration by State Concentration by Loan Type State Percentage Indiana 68% California 14% Florida 3% New York 2% Georgia 1% All other states 12% National Portfolio with Midwest Concentration 16% 2% 70% 6% 6% Loan Type Percentage Single Family Residential 72% SFR Construction to Permanent 19% Home Equity – LOC 8% Home Equity – Closed End 1%

23% 22% 18% 28% 9% Specialty Consumer  $265.5 million in balances as of December 31, 2021  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 777 – Average loan size of $21,000  Strong historical credit performance 22 Concentration by State Concentration by Loan Type State Percentage Texas 16% California 6% North Carolina 6% Florida 4% Indiana 4% All other states 64% Geographically Diverse Portfolio Loan Type Percentage Trailers 55% Recreational Vehicles 34% Other consumer 11%

23 Appendix

Loan Portfolio Composition

Dollars in thousands	2018	2019	2020	1Q21	2Q21	3Q21	4Q21
Commercial loans							
Commercial and industrial	$ 107,405	$ 96,420	$ 75,387	$ 71,835	$ 96,203	$ 107,142	$ 96,008
Owner-occupied commercial real estate	77,569	86,726	89,785	87,930	87,136	84,819	66,732
Investor commercial real estate	5,391	12,567	13,902	14,832	28,871	28,505	28,019
Construction	39,916	60,274	110,385	123,483	117,970	115,414	136,619
Single tenant lease financing	919,440	995,879	950,172	941,322	913,115	921,998	865,854
Public finance	706,342	687,094	622,257	637,600	612,138	601,738	592,665
Healthcare finance	117,007	300,612	528,154	510,237	455,890	417,388	387,852
Small business lending	17,370	46,945	125,589	132,490	123,293	102,889	108,666
Franchise finance	-	-	-	-	-	25,598	81,448
Total commercial loans	1,990,440	2,286,517	2,515,631	2,519,729	2,434,616	2,405,491	2,363,863
Consumer loans							
Residential mortgage	399,898	313,849	186,787	190,148	177,148	188,750	186,770
Home equity	28,735	24,306	19,857	17,949	17,510	17,960	17,665
Trailers	136,620	146,734	144,493	143,454	148,795	147,806	146,267
Recreational vehicles	91,912	102,702	94,405	92,221	91,030	90,192	90,654
Other consumer loans	51,239	45,873	36,794	34,534	31,971	30,398	28,557
Total consumer loans	708,404	633,464	482,336	478,306	466,454	475,106	469,913
Net def. loan fees, prem., disc. and other [1]	17,384	43,566	61,264	60,659	56,538	55,551	53,886
Total loans	**$ 2,716,228**	**$ 2,963,547**	**$ 3,059,231**	**$ 3,058,694**	**$ 2,957,608**	**$ 2,936,148**	**$ 2,887,662**

1 Includes carrying value adjustments of $37.5 million, $38.9 million, $40.4 million, $41.6 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and $21.4 million and $5.0 million as of December 31, 2019 and December 31, 2018, respectively, related to interest rate swaps associated with public finance loans.

First Internet Bancorp

24

Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 2014 2015 2016 2017 2018 2019 2020 2021 Total equity - GAAP $96,785 $104,330 $153,942 $224,127 $288,735 $304,913 $330,944 $380,338 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $92,098 $99,643 $149,255 $219,440 $284,048 $300,226 $326,257 $375,651 Common shares outstanding 4,439,575 4,481,347 6,478,050 8,411,077 10,170,778 9,741,800 9,800,569 9,754,455 Book value per common share $22.95 $23.28 $23.76 $26.65 $28.39 $31.30 $33.77 $38.99 Effect of goodwill (1.04) (1.06) (0.72) (0.56) (0.46) (0.48) (0.48) (0.48) Tangible book value per common share $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51

Reconciliation of Non-GAAP Financial Measures 26 Dollars in thousands 4Q20 1Q21 2Q21 3Q21 4Q21 Total equity - GAAP $330,944 $344,566 $358,641 $370,442 $380,338 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $326,257 $339,879 $353,954 $365,755 $375,651 Total assets - GAAP $4,246,156 $4,188,570 $4,204,642 $4,252,292 $4,210,994 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,241,469 $4,183,883 $4,199,955 $4,247,605 $4,206,307 Common shares outstanding 9,800,569 9,823,831 9,854,153 9,854,153 9,754,455 Book value per common share $33.77 $35.07 $36.39 $37.59 $38.99 Effect of goodwill (0.48) (0.47) (0.47) (0.47) (0.48) Tangible book value per common share $33.29 $34.60 $35.92 $37.12 $38.51 Total shareholders' equity to assets 7.79% 8.23% 8.53% 8.71% 9.03% Effect of goodwill (0.10%) (0.11%) (0.10%) (0.10%) (0.10%) Tangible common equity to tangible assets 7.69% 8.12% 8.43% 8.61% 8.93% Total average equity - GAAP $323,464 $335,968 $352,894 $366,187 $376,832 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $318,777 $331,281 $348,207 $361,500 $372,145 Return on average shareholders' equity 13.64% 12.61% 14.88% 13.10% 13.14% Effect of goodwill 0.20% 0.18% 0.21% 0.17% 0.16% Return on average tangible common equity 13.84% 12.79% 15.09% 13.27% 13.30%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q20	1Q21	2Q21	3Q21	4Q21
Net interest income	$18,865	$20,525	$21,607	$20,919	$23,505
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,400	1,356	1,394	1,356	1,348
Net interest income - FTE	$20,265	$21,881	$23,001	$22,275	$24,853
Net interest income	$18,865	$20,525	$21,607	$20,919	$23,505
Adjustments:					
Subordinated debt redemption cost	-	-	-	810	-
Adjusted net interest income	$18,865	$20,525	$21,607	$21,729	$23,505
Net interest income - FTE	$20,265	$21,881	$23,001	$22,275	$24,853
Adjustments:					
Subordinated debt redemption cost	-	-	-	810	-
Adjusted net interest income - FTE	$20,265	$21,881	$23,001	$23,085	$24,853
Net interest margin	1.78%	2.04%	2.11%	2.00%	2.30%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.14%	0.14%	0.13%	0.13%
Net interest margin - FTE	1.91%	2.18%	2.25%	2.13%	2.43%
Net interest margin	1.78%	2.04%	2.11%	2.00%	2.30%
Adjustments:					
Effect of subordinated debt redemption cost	0.00%	0.00%	0.00%	0.08%	0.00%
Adjusted net interest margin	1.78%	2.04%	2.11%	2.08%	2.30%
Net interest margin - FTE	1.91%	2.18%	2.25%	2.13%	2.43%
Adjustments:					
Effect of subordinated debt redemption cost	0.00%	0.00%	0.00%	0.08%	0.00%
Adjusted net interest margin - FTE	1.91%	2.18%	2.25%	2.21%	2.43%

1 Assuming a 21% tax rate

First Internet Bancorp 27

Reconciliation of Non-GAAP Financial Measures 28 1 Assuming a 21% tax rate Dollars in thousands 4Q20 1Q21 2Q21 3Q21 4Q21 Allowance for loan losses $29,484 $30,642 $28,066 $28,000 $27,841 Loans $3,059,231 $3,058,694 $2,957,608 $2,936,148 $2,887,662 Adjustments: PPP loans (50,554) (53,365) (39,682) (14,981) (3,152) Loans, excluding PPP loans $3,008,677 $3,005,329 $2,917,926 $2,921,167 $2,884,510 Allowance for loan losses to loans 0.96% 1.00% 0.95% 0.95% 0.96% Effect of PPP loans 0.02% 0.02% 0.01% 0.01% 0.01% Allowance for loan losses to loans, excluding PPP loans 0.98% 1.02% 0.96% 0.96% 0.97%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q20	1Q21	2Q21	3Q21	4Q21
Total revenue - GAAP	$ 31,522	$ 28,900	$ 30,569	$ 28,732	$ 31,199
Adjustments:					
Gain on sale of premises and equipment	-	-	(2,523)	-	-
Subordinated debt redemption cost	-	-	-	810	-
Adjusted total revenue	$ 31,522	$ 28,900	$ 28,046	$ 29,542	$ 31,199
Noninterest income	$12,657	$8,375	$8,962	$7,813	$7,694
Adjustments:					
Gain on sale of premises and equipment	-	-	(2,523)	-	-
Adjusted noninterest income	$12,657	$8,375	$6,439	$7,813	$7,694
Noninterest expense	$14,513	$15,317	$15,075	$14,451	$16,955
Adjustments:					
Acquisition-related expenses	-	-	-	-	(163)
IT termination fee	-	-	-	-	(475)
Adjusted noninterest expense	$14,513	$15,317	$15,075	$14,451	$16,317
Noninterest expense/average assets	1.34%	1.49%	1.44%	1.34%	1.61%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	(0.02%)
Effect of IT termination fee	0.00%	0.00%	0.00%	0.00%	(0.04%)
Adjusted noninterest expense/average assets	1.34%	1.49%	1.44%	1.34%	1.55%
Income before income taxes - GAAP	$14,145	$12,307	$15,473	$14,310	$14,482
Adjustments:					
Gain on sale of premises and equipment	-	-	(2,523)	-	-
Subordinated debt redemption cost	-	-	-	810	-
Acquisition-related expenses	-	-	-	-	163
IT termination fee	-	-	-	-	475
Adjusted income before income taxes	$14,145	$12,307	$12,950	$15,120	$15,120

FIRST INTERNET BANCORP

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Reconciliation of Non-GAAP Financial Measures 30 Dollars in thousands 4Q20 1Q21 2Q21 3Q21 4Q21 Income tax provision - GAAP 3,055$ 1,857$ 2,377$ 2,220$ 2,004$ Adjustments: Gain on sale of premises and equipment - - (530) - - Subordinated debt redemption cost - - - 170 - Acquisition-related expenses - - - - 34 IT termination fee - - - - 100 Adjusted income tax provision 3,055$ 1,857$ 1,847$ 2,390$ 2,138$ Net income - GAAP $11,090 $10,450 $13,096 $12,090 $12,478 Adjustments: Gain on sale of premises and equipment - - (1,993) - - Subordinated debt redemption cost - - - 640 - Acquisition-related expenses - - - - 129 IT termination fee - - - - 375 Adjusted net income $11,090 $10,450 $11,103 $12,730 $12,982 Diluted average common shares outstanding 9,914,022 9,963,036 9,881,422 9,988,102 9,989,951 Diluted earnings per share - GAAP 1.12$ 1.05$ 1.31$ 1.21$ 1.25$ Adjustments: Effect of gain on sale of premises and equipment - - (0.20) Effect of subordinated debt redemption cost - - - 0.06 - Effect of acquisition-related expenses - - - - 0.01 Effect of IT termination fee - - - - 0.04 Adjusted diluted earnings per share $1.12 $1.05 $1.11 $1.27 $1.30

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q20	1Q21	2Q21	3Q21	4Q21
Return on average assets	1.02%	1.02%	1.25%	1.12%	1.19%
Effect of gain on sale of premises and equipment	0.00%	0.00%	(0.19%)	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.00%	0.06%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.01%
Effect of IT termination fee	0.00%	0.00%	0.00%	0.00%	0.04%
Adjusted return on average assets	1.02%	1.02%	1.06%	1.18%	1.24%
Return on average shareholders' equity	13.64%	12.67%	14.88%	13.10%	13.14%
Effect of gain on sale of premises and equipment	0.00%	0.00%	(2.26%)	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.00%	0.69%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.14%
Effect of IT termination fee	0.00%	0.00%	0.00%	0.00%	0.39%
Adjusted return on average shareholders' equity	13.64%	12.67%	12.62%	13.79%	13.67%
Return on average tangible common equity	13.84%	12.79%	15.09%	13.27%	13.30%
Effect of gain on sale of premises and equipment	0.00%	0.00%	(2.30%)	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.00%	0.70%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.14%
Effect of IT termination fee	0.00%	0.00%	0.00%	0.00%	0.40%
Adjusted return on average tangible common equity	13.84%	12.79%	12.79%	13.97%	13.84%
Effective income tax rate	21.6%	15.1%	15.4%	15.5%	13.8%
Effect of gain on sale of premises and equipment	0.0%	0.0%	(1.10%)	0.0%	0.0%
Effect of subordinated debt redemption cost	0.0%	0.0%	0.0%	0.3%	0.0%
Effect of acquisition-related expenses	0.0%	0.0%	0.0%	0.0%	0.1%
Effect of IT termination fee	0.0%	0.0%	0.0%	0.0%	0.2%
Adjusted effective income tax rate	21.6%	15.1%	14.3%	15.8%	14.1%

First Internet Bancorp
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